EX-99.(s)(1)

The Lazard Funds, Inc. (“LFI”)

Lazard Retirement Series, Inc. (“LRS”)

Lazard Global Total Return and Income Fund, Inc. (“LGI”)

(each, the “Fund”)

Power of Attorney

Each person whose signature appears below and who is a Director of each of the above-listed Funds hereby constitutes and appoints Mark R. Anderson, Shari L. Soloway and Jessica A. Falzone, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all post-effective amendments to the Registration Statements on Form N-1A of LFI or LRS, as applicable, and to sign the Registration Statement on Form N-14 of LGI relating to the reorganization of Lazard World Dividend & Income Fund, Inc. with and into LGI (including pre- and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nathan A. Paul Nathan A. Paul	Chief Executive Officer, President and Director	January 31, 2019

/s/ Christopher Snively Christopher Snively	Chief Financial Officer	January 31, 2019

/s/ Ashish Bhutani Ashish Bhutani	Director	January 31, 2019

/s/ Franci J. Blassberg Franci J. Blassberg	Director	January 31, 2019

/s/ Kenneth S. Davidson Kenneth S. Davidson	Director	January 31, 2019

/s/ Nancy A. Eckl Nancy A. Eckl	Director	January 31, 2019

/s/ Trevor W. Morrison Trevor W. Morrison	Director	January 31, 2019

/s/ Richard Reiss, Jr. Richard Reiss, Jr.	Director	January 31, 2019

/s/ Robert M. Solmson Robert M. Solmson	Director	January 31, 2019

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On January 31, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Jessica Lynn Bisignano
Notary Public

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